Exhibit 99.1

Press Release

May 15, 2015

FOR IMMEDIATE RELEASE:

COMSTOCK HOLDING COMPANIES REPORTS FIRST QUARTER 2015 RESULTS

Q1 revenue up 29% to 10.3 million from $8.0 million in Q1 2014

Pipeline of controlled land inventory up 74% to 1,146 lots from 657 lots in Q1 2014

Washington, DC/Reston, VA - Comstock Holding Companies, Inc., (NASDAQ: CHCI), announced results for the first quarter ended March 31, 2015:

First Quarter 2015 Financial Results:

•	Total revenue of $10.3 million for the three months ended March 31, 2015 compared to $8.0 million for the same period in 2014;

•	Unit deliveries of 21, generating homebuilding revenue of $10.0 million for the three months ended March 31, 2015 compared to unit deliveries of 19 generating $7.8 million of homebuilding revenue for the same period in 2014;

•	Net loss of $(0.9) million or $(0.04) per diluted share for the three months ended March 31, 2015 compared to $(1.6) million or $(0.08) per diluted share in 2014;

•	Backlog at March 31, 2015 of 27 units valued at $14.3 million, compared to 41 units valued at $18.5 million at March 31, 2014;

•	Controlled community count and open community count increased to 19 and 10, respectively at March 31, 2015 from 15 and 6, respectively at March 31, 2014; and

•	Comstock’s pipeline of controlled land inventory expanded to approximately 1,146 lots at March 31, 2015 from 657 lots at March 31, 2014.

Chairman and CEO, Christopher Clemente commented, “The performance metrics announced today are in line with the data provided in our April 1, 2015 pre-announcement. Moreover, Q1-15 results are ahead of our internal expectations for the period as many of the operational enhancements implemented during the past 12 months are beginning to have a positive impact on our Company’s performance. Provided no significant market retraction occurs, we believe these enhancements position Comstock for an improved year. For instance, as previously reported, a key objective has been expansion of our homebuilding operations in the Washington, DC market to ensure we achieve the scale necessary to rationalize operating costs as soon as possible. Toward that end, we established a new land acquisition and development department during the second half of 2014, whose efforts are already having a positive impact on near-term and long-term visibility to revenue and earnings potential. Their impact is demonstrated by the increase of our pipeline of controlled land inventory which, as of March 31, 2015, is almost double what it was one year ago.”

COMSTOCK COMMUNITIES NOW OPEN

•	City Homes at the Hampshires (Washington DC) — single-family homes priced from the mid $700s

•	Townes at the Hampshires (Washington DC) — townhomes priced from the low $500s

•	Townes at Falls Grove (Manassas, VA, Prince William County) — townhome style condominiums priced from the high $200s

•	Townes at Shady Grove (Rockville, MD, Montgomery County) — townhomes, adjacent to the Metro, priced from the low $600s

•	Townes at Maxwell Square (Frederick, MD, Frederick County) — townhomes in historic downtown Frederick priced from the high $300s

•	Townes at Hallcrest (Sterling, VA, Loudoun County) — townhomes priced from the mid $400s

•	Estates at Falls Grove (Manassas, VA, Prince William County) — single-family homes priced from the mid $400s

•	Estates at Leeland, (Fredericksburg, VA, Stafford County) — single-family homes priced from the mid $300s

•	The Villas at Two Rivers (Odenton, MD, Anne Arundel County) – villas priced from the mid $400s

COMSTOCK COMMUNITIES COMING SOON

•	The Estates at Popkins Lane (Alexandria, VA) — single-family homes priced from the mid $800s with construction and sales activity beginning in the fall of 2016

•	The Estates at Stone Ridge (Loudoun County, VA) — single-family homes priced from the low $600s with construction and sales activity beginning in the fall of 2015

About Comstock Holding Companies, Inc.

Comstock is a homebuilding and multi-faceted real estate development and services company that builds a wide range of housing products under its Comstock Homes brand through its wholly owned subsidiary, Comstock Homes of Washington, LC. Our track record of developing numerous successful new home communities and nearly 6,000 homes, together with our substantial experience in building a diverse range of products including apartments, single-family homes, townhomes, mid-rise condominiums, high-rise condominiums and mixed-use (residential and commercial) developments has positioned Comstock as a leading residential developer and homebuilder in the Washington, D.C. metropolitan area. Comstock is a publicly traded company, trading on NASDAQ under the symbol CHCI. For more information about Comstock or its new home communities, please visit www.comstockhomes.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” “will,” “should,” “seeks” or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Some factors which may affect the accuracy of the forward-looking statements apply generally to the real estate industry, while other factors apply directly to us. Any number of important factors which could cause actual results to differ materially from those in the forward-looking statements include, without limitation: completion of Comstock’s financial accounting and review procedures; general economic and market conditions, including interest rate levels; our ability to service our debt; inherent risks in investment in real estate; our ability to compete in the markets in which we operate; economic risks in the markets in which we operate, including actions related to government spending; delays in governmental approvals and/or land development activity at our projects; regulatory actions; fluctuations in operating results; our anticipated growth strategies; shortages and increased costs of labor or building materials; the availability and cost of land in desirable areas; adverse weather conditions or natural disasters; our ability to raise debt and equity capital and grow our operations on a profitable basis; and our continuing relationships with affiliates. Additional information concerning these and other important risk and uncertainties can be found under the heading “Risk Factors” in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, for the fiscal year ended December 31, 2014. Our actual results could differ materially from these projected or suggested by the forward-looking statements. Comstock claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements contained herein. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

	March 31, 2015	December 31, 2014
	(unaudited)
ASSETS
Cash and cash equivalents	$5,430	$7,498
Restricted cash	1,891	1,779
Trade receivables	988	110
Real estate inventories	44,674	40,889
Property, plant and equipment, net	443	395
Other assets	5,432	5,696

TOTAL ASSETS	$58,858	$56,367

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$9,661	$8,538
Notes payable - secured by real estate inventories	28,923	28,379
Notes payable - due to affiliates, unsecured, net of discount	17,700	15,488
Notes payable - unsecured	1,935	2,064
Income taxes payable	80	43

TOTAL LIABILITIES	58,299	54,512

Commitments and contingencies	—	—
STOCKHOLDERS’ EQUITY (DEFICIT)
Class A common stock, $0.01 par value, 77,266,500 shares authorized, 19,221,030 and 19,099,722 issued and outstanding, respectively	192	191
Class B common stock, $0.01 par value, 2,733,500 shares authorized, issued and outstanding	27	27
Additional paid-in capital	171,752	171,452
Treasury stock, at cost (598,994 and 522,033 shares Class A common stock, respectively)	(2,662)	(2,583)
Accumulated deficit	(172,161)	(171,218)

TOTAL COMSTOCK HOLDING COMPANIES, INC. (DEFICIT) EQUITY	(2,852)	(2,131)
Non-controlling interest	3,411	3,986

TOTAL EQUITY	559	1,855

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,858	$56,367

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2015	2014
	(unaudited)	(unaudited)
Revenues
Revenue—homebuilding	$10,010	$7,831
Revenue—other	307	123

Total revenue	10,317	7,954

Expenses
Cost of sales—homebuilding	8,590	6,256
Cost of sales—other	165	93
Sales and marketing	425	538
General and administrative	1,897	1,889
Interest and real estate tax expense	170	2

Operating loss	(930)	(824)
Other income, net	192	55

Loss before income tax benefit (expense)	(738)	(769)
Income tax benefit (expense)	70	(74)

Net loss	(668)	(843)
Less: Net income attributable to non-controlling interests	275	736

Net loss attributable to Comstock Holding Companies, Inc.	$(943)	$(1,579)

Basic net loss per share	$(0.04)	$(0.08)
Diluted net loss per share	$(0.04)	$(0.08)

Basic weighted average shares outstanding	21,268	20,935
Diluted weighted average shares outstanding	21,268	20,935

	Pipeline Report as of March 31, 2015
Project	State	Product Type (1)	Estimated Units at Completion	Units Settled	Backlog (7)	Units Owned Unsold	Units Under Control (2)	Total Units Owned, Unsettled and Under Control	Average New Order Revenue Per Unit to Date
City Homes at the Hampshires	DC	SF	38	34	3	1	—	4	746
Townes at the Hampshires (3)	DC	TH	73	40	4	29	—	33	552
Estates at Falls Grove	VA	SF	19	—	7	12	—	19	541
Townes at Falls Grove	VA	TH	110	44	2	64	—	66	302
Townes at Shady Grove Metro	MD	TH	36	15	2	19	—	21	618
Townes at Shady Grove Metro (4)	MD	SF	3	—	—	3	—	3	—
Momentum | Shady Grove Metro (5)	MD	Condo	117	—	—	117	—	117	—
Estates at Emerald Farms	MD	SF	84	78	—	6	—	6	452
Townes at Maxwell Square	MD	TH	45	10	5	30	—	35	424
Townes at Hallcrest	VA	TH	42	—	2	40	—	42	479
Estates at Leeland	VA	SF	24	—	—	24	—	24	—
Villas | Preserve at Two Rivers 28’	MD	TH	66	—	1	1	64	66	444
Villas | Preserve at Two Rivers 32’	MD	TH	54	—	1	1	52	54	494
Villas at New Design Road	MD	TH	78	—	—	—	78	78	—
Estates at Popkins Lane	VA	SF	12	—	—	—	12	12	—
Townes at Richmond Station	VA	TH	70	—	—	—	70	70	—
Richmond Station Multi-family	VA	MF	103	—	—	—	103	103	—
Townes at Totten Mews	DC	TH	37	—	—	—	37	37	—
The Estates at Stone Ridge (6)	VA	SF	35	—	—	—	35	35	—
River Creek Village	VA	SF	100	—	—	—	100	100	—

Total			1,146	221	27	347	551	925

(1)	“SF” means single family home, “TH” means townhouse, “Condo” means condominium, “MF” means multi-family.
(2)	Under land option purchase contract, not owned.
(3)	3 of these units are subject to statutory affordable dwelling unit program.
(4)	Units are subject to statutory moderately priced dwelling unit program.
(5)	18 of these units are subject to statutory moderately priced dwelling unit program.
(6)	1 of these units is subject to statutory affordable dwelling unit program.
(7)	“Backlog” means we have an executed order with a buyer but the settlement did not occur prior to report date.

Company:

Comstock Holding Companies, Inc.

Joe Squeri

Chief Financial Officer

703.230.1229

or

Investor Relations:

LHA

Jody Burfening / Harriet Fried

212.838.3777

hfried@lhai.com

SOURCE: Comstock Holding Companies, Inc.